ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE

Abraxas to Present at Baird’s 2011 Growth Stock Conference

SAN ANTONIO (May 9, 2011) – Abraxas Petroleum Corporation (NASDAQ:AXAS) is scheduled to present at Baird’s 2011 Growth Stock Conference to be held May 10 -11, 2011 in Chicago, IL.

The presentation is scheduled to begin at 3:30 p.m. Central Time (4:30 p.m. ET) on Tuesday, May 10, 2011.  The live audio webcast with the corresponding PowerPoint presentation will be available at http://wsw.com/webcast/baird22/axas/ or on the Company’s web site, http://www.abraxaspetroleum.com, in the Investor Relations section under Webcasts / Presentations.  The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Mid-Continent, Permian Basin and onshore Gulf Coast regions of the United States and in the province of Alberta, Canada.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/ Vice President - Corporate Finance
Phone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675